Exhibit 10.59
FIRST AMENDMENT
OF
CHICO’S FAS, INC. SECOND AMENDED AND RESTATED
2002 EMPLOYEE STOCK PURCHASE PLAN
WHEREAS, Chico’s FAS, Inc. (the “Employer”) maintains the Chico’s FAS, Inc. Second Amended and Restated 2002 Employee Stock Purchase Plan (the “Plan”) for the benefit of its eligible employees;
WHEREAS, the Employer deems it necessary and desirable to amend the Plan to revise the eligibility provisions under the Plan; and
WHEREAS, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue of the authority reserved to the Employer by Section 8.4 of the Plan, the Plan is hereby amended, effective January 1, 2016, in the following respects:

1.	A new Section 2.8A is hereby added to the Plan to read as follows:
“ESPP Account” shall have such meaning as is given to it under Section 6.5.

2.	Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:
4.1    General Eligibility Standards. Any person, including any officer but not a person who is solely a director, who is employed by the Company or any Subsidiary on August 31 of the prior calendar year shall be eligible to participate on the first day of the March Offering Period for the current calendar year and any person, including any officer but not a person who is solely a director, who is employed by the Company or any Subsidiary on February 28 of a given calendar year shall be eligible to participate on the first day of the September Offering Period for such calendar year, provided the person remains employed by the Company or any Subsidiary on the first day of the respective Offering Period. Notwithstanding the preceding, a person must have worked an average of 20 hours or more per week for the Company or any Subsidiary during the six (6) month period immediately prior to the first day of an Offering Period in order to participant in the Plan with respect to such Offering Period.

3.	Section 6.4 of the Plan is hereby amended and restated in its entirety to read as follows:
[RESERVED].

4.	Section 6.5 of the Plan is hereby amended and restated in its entirety to read as follows:
6.5    Delivery of Certificates Representing Shares.

(a)
As soon as practicable after the completion of each Offering Period, the Company shall cause the share purchase record to reflect the Common Stock purchased in the Offering Period by the Participant, which shall be recorded in the name of each Participant. As soon as practicable following the purchase, the Shares purchased with respect to a Participant shall be credited to an account in the name of the Participant that is held by the Plan Administrator (the “ESPP Account”).

(b)
At the Participant’s request, certificate(s) representing shares of Common Stock to be delivered to a Participant under the Plan will be issued and registered in the name of the Participant, or if the Participant so directs, by written notice to the Company prior to the termination date of the pertinent offering, and to the extent permitted by applicable law, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship.

5.	A new Section 6.9 is hereby added to the Plan to read as follows:
6.9    Dividend Reinvestment.

(a)
Each ESPP Account shall be established with the following default dividend policy. Cash dividends, if any, paid with respect to the Common Stock held in each ESPP Account under the Plan shall be automatically reinvested in Common Stock, unless the Participant directs otherwise. The Plan Administrator shall arrange for the reinvestment of dividends on the open market at the Participant’s expense as soon as the Plan Administrator receives the cash dividends. The Company will not pay any expenses associated with reinvesting dividends.

(b)
The Committee shall have the right at any time or from time to time upon written notice to the Plan Administrator to change the default dividend reinvestment policy for ESPP Accounts established under the Plan.

IN WITNESS WHEREOF, the Employer has caused this amendment to be executed by a duly authorized representative this 8th day of January, 2016.

Chico’s FAS, Inc.

By:    /s/ Sara Stensrud

Its:    EVP, Chief Human Resources Officer

Firmwide:137605900.2 049970.1002